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                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                 NS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                 --------------

               KENTUCKY                                     61-0985936
    (State or Other Jurisdiction of                      (I.R.S. Employer
     Incorporation or Organization)                     Identification No.)

                              530 WEST NINTH STREET
                             NEWPORT, KENTUCKY 41071
                                 (859) 292-6809
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)

                                 --------------

                NS GROUP, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN
                            (Full Title of the Plan)

                              --------------------

                              THOMAS J. DEPENBROCK
              VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
                              530 WEST NINTH STREET
                             NEWPORT, KENTUCKY 41071
                                 (859) 292-6809
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE

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Title of Securities to be      Amount to be         Proposed Maximum              Proposed Maximum           Amount of Registration
        Registered           Registered(1)(2)   Offering Price per Share(3)    Aggregate Offering Price(3)             Fee
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
     Common Stock, No
       Par Value(1)              200,000                 $13.655                     $2,731,000                   $346.02
-----------------------------------------------------------------------------------------------------------------------------------

1) There are also being registered hereunder an equal number of Preferred Stock Purchase Rights, which currently are attached to and transferable only with the shares of Common Stock registered hereunder.

2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of shares of Common Stock that may be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for a share of Common Stock reported on the New York Stock Exchange on June 1, 2004.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by NS Group, Inc. ("NS Group") with the Securities and Exchange Commission are incorporated in the registration statement by reference:

      (a) NS Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

      (b) NS Group's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004;

      (c) the description of the capital stock of NS Group which is contained in NS Group's Registration Statement on Form 8-A dated November 17, 1988 (File No. 001-09838); and

      (d) the description of the Preferred Stock Purchase Rights which is contained in NS Group's Registration Statement on Form 8-A dated November 5, 1998 (File No. 001-09838).

      All documents subsequently filed by NS Group pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act provide that, subject to restrictions contained in the statute, a corporation may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or


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proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan. A person who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute must be indemnified against expenses (including attorneys' fees) reasonably incurred by such person in connection therewith. Indemnification is authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination is required to be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee of the board, duly designated to so act by a majority of the full board, consisting solely of two or more directors who are not parties to the action; or by special legal counsel selected by the board or a committee thereof; or by the shareholders who are not parties to such action, suit or proceeding. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the applicable standard of conduct required, a written undertaking by or on behalf of the director to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. The indemnification provided by statute is not deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, which shall inure to the benefit of the heirs, executors and administrators of such a person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation in the preceding description include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if he had served the resulting or surviving corporation in the same capacity.

      NS Group's Amended and Restated Articles of Incorporation, as amended, provide that no director shall be personally liable to NS Group or its shareholders for monetary damages for breach of his duties as a director; provided, however, that a director's liability will not be eliminated or limited for: (i) transactions in which the director's personal financial interest is in conflict with the financial interest of NS Group or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (iii) acts which violate Section 271B.8-330 of the Kentucky Business Corporation Act (regarding unlawful distributions); or (iv) any transaction from which the director derived an improper personal benefit.

      NS Group maintains a policy of insurance under which the directors and officers of NS Group are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts, as defined in the policy, in their respective capacities as directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


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ITEM 8. EXHIBITS.

      See Index to Exhibits following signature pages.

ITEM 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the Securities Exchange Commission or furnished to the Commission pursuant to Section 13 or
      Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed


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in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933 as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky, on May 28, 2004.

                                            NS GROUP, INC.


                                            By   /s/ Thomas J. Depenbrock
                                              ----------------------------------
                                                Thomas J. Depenbrock
                                                Vice President, Treasurer and
                                                Chief Financial Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints each of Rene J. Robichaud and Thomas J. Depenbrock his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933 as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE

  /s/ Rene J. Robichaud            President and Chief             May 28, 2004
--------------------------------   Executive Officer and
RENE J. ROBICHAUD                  Director (Principal
                                   Executive Officer)

  /s/ Thomas J. Depenbrock         Vice President, Treasurer       May 28, 2004
--------------------------------   and Chief Financial Officer
THOMAS J. DEPENBROCK               (Principal Financial Officer)


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  /s/ Gerard J. Brinkman           Corporate Controller            May 28, 2004
--------------------------------   (Principal Accounting
GERARD J. BRINKMAN                 Officer)

  /s/ Clifford R. Borland          Director                        May 25, 2004
--------------------------------
CLIFFORD R. BORLAND

                                   Director                        May ___, 2004
--------------------------------
PAUL C. BORLAND, JR.

  /s/ David A. B. Brown            Director                        May 23, 2004
--------------------------------
DAVID A. B. BROWN

  /s/ J.C. Burton                  Director                        May 24, 2004
--------------------------------
J.C. BURTON

  /s/ Patrick J. B. Donnelly       Director                        May 26, 2004
--------------------------------
PATRICK J. B. DONNELLY

  /s/ George A. Helland, Jr.       Director                        May 28, 2004
--------------------------------
GEORGE A. HELLAND, JR.

  /s/ Gary L. Kott                 Director                        May 28, 2004
--------------------------------
GARY L. KOTT

  /s/ John F. Schwarz              Director                        May 28, 2004
--------------------------------
JOHN F. SCHWARZ


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                                INDEX TO EXHIBITS

(4)   INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS:

      4.1 Amended and Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 110687) and incorporated herein by reference.

      4.2 Amended and Restated By-Laws of the Company filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 (File No. 1-9838) and incorporated herein by reference.

      4.3 Rights Agreement dated November 17, 1998 between the Company and Registrar and Transfer Company filed as Exhibit 1 to the Company's Current Report on Form 8-K dated November 5, 1998 (File No. 1-9838) and incorporated herein by reference.

(5)   OPINION RE LEGALITY

      5.1   Opinion of Thompson Hine LLP

(23)  CONSENTS OF EXPERTS AND COUNSEL:

      23.1  Notice of Inability to Obtain Consent from Arthur Andersen LLP

      23.2  Consent of Deloitte & Touche LLP

      23.3  Consent of Thompson Hine LLP [contained in their opinion filed as
            Exhibit 5.1]